UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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NAVIENT CORPORATION

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Memo to Employees re: Canyon Update & Preliminary Proxy

TO:	All Employees

FROM:	Jack Remondi, President & CEO

DATE:	April 5, 2019

SUBJECT:	Canyon Update & Preliminary Proxy

In February, I wrote to you about Navient’s interactions with Canyon Capital Advisors LLC, one of our largest shareholders. As key stakeholders interested in the future of our company, I want to provide you with an update on the situation.

First, I want to thank you for maintaining our high standards of customer service and aggressively pursuing our business objectives. Our continuing strong operating results provide evidence that Team Navient is creating greater value by focusing on the work at hand.

Navient is on the right course for continued success. We have a consistent track record of maximizing our cash flow, operating efficiently, and returning realized cash flow to investors. In fact, when compared to other similar companies, our financial metrics are best in class.

Since launching as Navient, we have generated $21 billion in cash flow, $6 billion more than originally projected. Our operating expense ratios demonstrate our industry leading efficiency while delivering best in class performance. And since our launch we have paid out 121% of earnings to shareholders.

We have also leveraged our existing expertise, systems/infrastructure and performance delivery to build new services and products that generate attractive earnings margins and returns on capital.

These actions and performance have been for the benefit of all shareholders, and we believe our strategy and plans will continue to benefit all shareholders.

You will recall, in mid-February our Board responded to an “expression of interest” from Canyon and Platinum Equity Advisors, LLC to acquire our company that was highly conditional, unsolicited and low premium. The Board carefully reviewed and then rejected the expression of interest because it substantially undervalued the company and because Canyon and Platinum did not adequately address a number of significant items.

Shortly after our Board rejected the expression of interest, Canyon withdrew it and then announced its intent to nominate four director candidates to stand for election at Navient’s 2019 annual meeting of shareholders.

In recent weeks, your management team and the Board have had ongoing discussions with Canyon to reach an amicable resolution. We have also interviewed Canyon’s Board candidates and evaluated their experience, suitability and independence. In order to avoid the expense and distraction of a proxy fight, we offered to accept one of the candidates from their proposed slate and work with them to add a second new independent director with the appropriate skills and experience of value to all investors. Unfortunately, they rejected this offer and no agreement has been reached, as of this date.

Contested election of directors both Navient and Canyon are required to file preliminary proxy statements with the U.S. Securities and Exchange Commission (the “SEC”) that provide information to shareholders about the upcoming Annual Meeting, including the nominees who will stand for election and the proposals to be voted on. Canyon filed its preliminary proxy statement with the SEC yesterday and we filed ours today. In ours, we included the names and bios of our highly qualified and independent directors and also discussed the other proposals to be voted on by our shareholders at the upcoming annual meeting.

Looking ahead, it is possible that Navient and Canyon will continue to seek an amicable resolution. However, it is also possible that the matter plays out as a “proxy contest,” which means that both Navient and Canyon would work to convince shareholders to vote for their nominees to serve on the Board. During a proxy campaign, opposing parties take competing positions and frequently make critical statements about one another. I ask that we don’t let this situation distract us from our good work.

We have a strong management team and a highly qualified, independent Board that is committed to the highest standards of corporate governance. We will continue to keep you advised as events transpire. I very much appreciate your commitment and dedication to Navient.

Important Additional Information and Where to Find It

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2019 annual meeting of shareholders (the “2019 Annual Meeting”). On April 5, 2019, the Company filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2019 Annual Meeting. Prior to the 2019 Annual Meeting, the Company will furnish a definitive proxy statement to its shareholders (the “2019 Proxy Statement”), together with a WHITE proxy card. SHAREHOLDERS ARE URGED TO READ THE 2019 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement for the 2019 Annual Meeting and will be set forth in the 2019 Proxy Statement and other materials to be filed with the SEC in connection with the 2019 Annual Meeting.

Shareholders will be able to obtain, free of charge, copies of the 2019 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2019 Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (https://navient.com/about/investors/stockholderinfo/annualreports/default.aspx) or by contacting Joe Fisher by phone at 302-283-4075, by email at joe.fisher@navient.com or by mail at Navient Corporation, Attn: Corporate Secretary, 123 Justison Street, Wilmington, Delaware 19801. In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, MacKenzie Partners, Inc. at 212-929-5500 or toll-free at 800-322-2885.

Safe Harbor for Forward-Looking Statements

This memo contains “forward-looking statements”, within the meaning of the federal securities laws, about our business and prospects and other information that is based on management’s current expectations as of the date of this memo. Statements that are not historical facts, including statements about the company’s beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “may,” “could,” “should,” “goals,” or “target.” Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. For Navient, these factors include, among others, the risks and uncertainties associated with increases in financing costs; the availability of financing or limits on our liquidity resulting from disruptions in the capital markets or other factors; unanticipated increases in costs associated with compliance with federal, state or local laws and regulations; changes in the demand for asset management and business processing solutions or other changes in marketplaces in which we compete (including increased competition); changes in accounting standards including but not limited to changes pertaining to loan loss reserves and estimates or other accounting standards that may impact our operations; adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s underwriting standards or exposure to third parties, including counterparties to hedging transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The company could also be affected by, among other things: unanticipated repayment trends on loans including prepayments or deferrals in our securitization trusts that could accelerate or delay repayment of the bonds; reductions to our credit ratings, the credit ratings of asset- backed securitizations we sponsor or the credit ratings of the United States of America; failures of our operating systems or infrastructure or those of third-party vendors; risks related to cybersecurity including the potential disruption of our systems or those of our third-party vendors or customers, or potential disclosure of confidential customer information; damage to our reputation resulting from cyber-breaches, litigation, the politicization of student loan servicing or other actions or factors; failure to successfully implement cost-cutting initiatives and adverse effects of such initiatives on our business; failure to adequately integrate acquisitions or realize anticipated benefits from acquisitions including delays or errors in converting portfolio acquisitions to our servicing platform; changes in law and regulations whether new laws or regulations, or new interpretations of existing laws and regulations applicable to any of our businesses or activities or those of our vendors, suppliers or customers; changes in the general interest rate environment, including the availability of any relevant money-market index rate, including LIBOR, or the relationship between the relevant money-market index rate and the rate at which our assets are priced; our ability to successfully effectuate any acquisitions and other strategic initiatives; activities by shareholder activists, including a proxy contest or any unsolicited takeover proposal; changes in general economic conditions; and the other factors that are described in the “Risk Factors” section of Navient’s Annual Report on Form 10-K for the year ended December 31, 2018 and in our other reports filed with the Securities and Exchange Commission. The preparation of the company’s consolidated financial statements also requires management to make certain estimates and assumptions including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect and actual results could differ materially. All forward-looking statements contained in this memo are qualified by these cautionary statements and are made only as of the date of this memo. The company does not undertake any obligation to update or revise these forward-looking statements except as required by law.